EXHIBIT 3.1


   X                  THE COMMONWEALTH OF MASSACHUSETTS
Examiner
                           William Francis Galvin
                        Secretary of the Commonwealth
            One Ashburton Place, Boston, Massachusetts 02108-1512

  HG
LB/RESV                  ARTICLES OF ORGANIZATION
Name                   (General Laws, Chapter 156B)
Approved

                                  ARTICLE I
                    The exact name of the corporation is:

                                 MNB Bancorp


                                 ARTICLE II
        The purpose of the corporation is to engage in the following business activities:


                      See Continuation Sheets 2a and 2b


                                  98028068
C.
P.
M.
R.A.



        Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1
 12     inch.  Additions to more than one article may be made on a single
P.C. sheet so long as each article requiring each addition is clearly indicated.

                                 ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.

---------------------------------------------------------------------------
     WITHOUT PAR VALUE                         WITH PAR VALUE
----------------------------    -----------------------------------------
TYPE        NUMBER OF SHARES    TYPE        NUMBER OF SHARES      PAR VALUE
----        ----------------    ----        ----------------      ---------
Common:     None                Common:     1,000,000             $1.00

Preferred:  None                Preferred:  None
---------------------------------------------------------------------------

                                 ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, disqualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.


                         See Continuation Sheet 4a


                                  ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:


                                    None


                                 ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:


                   See Continuation Sheets 6a, 6b, 6c, 6d


**     If there are no provisions state "None",
Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

                                 ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.


                                ARTICLE VIII

The information contained in Article VIII is not a permanent part of the Articles of Organization.

a. The street address of the principal office of the corporation in Massachusetts is: (post office boxes are not acceptable)

             300 East Main Street, Milford, Massachusetts 01757

b. The name, residential address and post office address of the directors and officers of the corporation are as follows:

NAME                            RESIDENTIAL ADDRESS           POST OFFICE ADDRESS
----                            -------------------           -------------------

President:  Robert J. Lewis     20 Talbott Farm Drive         300 East Main Street
                                Mendon, MA  01756             Milford, MA  01757
Treasurer:  Anne M. Dygon       12 North Street               300 East Main Street
                                No. Brookfield, MA  01535     Milford, MA  01757
Clerk:      Kathrine Baldwin    86 West Street                300 East Main Street
                                Uxbridge, MA  01569           Milford, MA  01757
Directors:  See Continuation Sheet 8a

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: December

d.  The name and business address of the resident agent of the corporation,
    if any, is:   N/A


                                 ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) are clearly typed or printed beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws, Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 28th day of January, 1998.

                                 /s/  David F. Hannon
                                 David F. Hannon, Esq.
                                 Craig and Macauley Professional Corporation
                                 Federal Reserve Plaza
                                 600 Atlantic Avenue
                                 Boston, MA  02210

Note: If an existing corporation is acting as incorporator, type in the exact name of the corporation, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of said corporation and the title he/she holds or other authority by which such action is taken.

                      THE COMMONWEALTH OF MASSACHUSETTS


604372                     ARTICLES OF ORGANIZATION
                        (General Laws, Chapter 156B)

----------------------------------------------------------------------------

I hereby certify that, upon examination of these Articles of Organization, duly submitted to me, it appears the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $200 having been paid, said articles are deemed to have been filed with me this 28th day of January, 1998.


Effective date: ____________________________________________________________


                                               Secretary of the Commonwealth
                                               98 Jan 28   AM 11:53
                                               Corporate Division

                      /s/  William Francis Galvin
                           WILLIAM FRANCIS GALVIN
                           Secretary of the Commonwealth


FILING FEE: One tenth of one percent of the total authorized capital stock, but not less than $200.00. For the purpose of filing, shares of stock with a par value of less than $1.00, or no par stock, shall be deemed to have a par value of $1.00 per share.


                       TO BE FILLED IN BY CORPORATION
                    Photocopy of document to be sent to:


David F. Hannon, Esq.
Craig and Macauley Professional Corporation
Federal Reserve Plaza
600 Atlantic Avenue
Boston, MA  02210
Telephone:  (617) 367-9500

                                    -2a-

Article 2.

      The purposes for which the corporation is formed are as follow:

      To become and be a bank holding company controlling directly or indirectly, voting shares of one or more commercial banking institutions or other organizations and to engage, directly or indirectly, in any activity business or transactions permissible to a bank holding company.

      To subscribe for, purchase, take, receive, underwrite, invest or reinvest in, or otherwise acquire, own, use, employ, hold, vote, accept, endorse, guarantee, take and hold as security, discount or have discounted, sell, exchange, lend, lease, transfer, assign, negotiate, mortgage, pledge, encumber, create a security interest in or otherwise dispose of, and generally to deal in and with, stocks, bonds, bills, commercial papers, notes, debentures, mortgages, certificates and other evidences of interest, participations, investment contracts, warrants, rights, loans, drafts, checks, bills of exchange, bank and trade and other acceptances, warehouse receipts and other documents and instruments of title, cable transfers and other commercial and trade papers, choses in action and certificates or evidences of indebtedness, and any other obligations and securities (all hereinafter sometimes referred to generally as "securities") (a) of trust companies, national banking associations, banking companies, savings banks, cooperative banks, other corporations, joint stock companies, trusts, associations, partnerships, joint ventures, firms and other entities and persons, domestic or foreign (all hereinafter sometimes referred to generally as "concerns") and (b) of the United States of America, and of any state thereof (including the District of Columbia, Puerto Rico, or any possession of the United States), and of any county, district or municipality or other political subdivision and of any agency or public corporation of any of the foregoing, and of any foreign government or political subdivision or agency or public corporation thereof, and while the owner of any of the aforesaid to exercise all of the rights, powers and privileges of ownership in the same manner and to the same extent that an individual might.

      To engage or participate generally (directly or indirectly, including, without limitation, as a partner) in financial and other commercial and trading transactions, undertakings and operations of all kinds, and in the promotion, advancement and assistance, financial or otherwise, of the same, and to transact any of the business in which it engages or participates, either as principal and on its own account or as a partner or as agent, factor, broker, manager, assignee or other representative and on commission or otherwise.

                                    -2b-

      To undertake, carry on, assist or participate in the organization, reorganization, consolidation or liquidation of any concerns, and to promote or assist the same, financially or otherwise.

      To acquire (and pay for in cash or securities of the corporation or otherwise) the whole or any part of the goodwill, rights, assets and property, and to undertake, guarantee, endorse, or assume the whole or any part of the obligations or liabilities, including, without hereby limiting the generality of the foregoing, leases and other contracts, of any concern.

      To borrow money and otherwise contract indebtedness, with or without security, to issue, repurchase or otherwise acquire, hold, sell, assign, transfer, mortgage, pledge, or otherwise dispose of and deal with stocks, bonds, debentures, notes and other evidences of indebtedness, warrants, rights and other securities (as above defined) of this corporation and to secure the same by the mortgage, charge, hypothecation, pledge or other transfer or encumbrance of all or any part of the assets of this corporation.

      To lend money to, guarantee or otherwise lend credit to, and aid in any manner, with or without security, any concern, any obligation of which or any interest in which is held by this corporation or in the affairs or property of which this corporation has a lawful interest; and to secure any undertaking made by it in pursuance of the foregoing by the mortgage, pledge or other transfer of all or any part of its assets.

      To buy, lease or otherwise acquire, hold, manage, improve, care for, supervise, exchange, sell, let, lease, pledge, mortgage or otherwise dispose of or encumber any and all personal property or real estate or any interest therein, in any state of the United States (including the District of Columbia, Puerto Rico, any possession of the United States) or any foreign country.

      To carry on any business permitted by the laws of the Commonwealth of Massachusetts to a corporation organized under Chapter 156B.

      To do any or all of the things herein set forth to the same extent as natural persons might or could do in any part of the world as principals, agents, contractors, partners, or otherwise, and either alone or in connection, in conjunction, or in association with others, and to do every other act or acts, and thing or things, incidental or appurtenant to or growing out of or connected with the foregoing purposes or any part or parts thereof, provided the same be not inconsistent with the laws under which this corporation is organized.

                                    -4a-

Article 4.

      The following is a description of each of the different classes of stock with, if any, the preferences, voting rights, qualifications, special or relative rights or privileges as to each class thereof:

      1.  Common Stock.

            (a) Subject to the preferences and other rights of any shares of Preferred Stock that may be issued and outstanding, the holders of the Common Stock shall be entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefor.

            (b) In the event of any liquidation, dissolution or winding up of the affairs of this corporation, after payment to the holders of any shares of Preferred Stock then issued and outstanding of the amounts to which they are entitled pursuant to the resolutions or votes of the Board of Directors providing for the issue of such Preferred Stock, the holders of the Common Stock shall be entitled to share ratably in all assets then remaining subject to distribution to the stockholders.

            (c) The holders of Common Stock shall be entitled to one vote for each of the shares held by them of record on the books of this corporation at the time for determining holders thereof entitled to vote. Except as otherwise expressly provided in the resolutions or votes creating a series of Preferred Stock, or where (notwithstanding the provisions of these Articles of Organization) a separate class vote is conferred by law on any class or series of stock, the holders of Common Stock shall vote together with the holders of the Preferred Stock, if any, outstanding and entitled to vote, as one class.

      2.  Stockholders Rights.

      Stockholders shall have no preemptive rights. Stockholders shall have no right to cumulate shares in any election of directors or other matter submitted to stockholders for vote.

                                    -6a-

Article 6.

      Other lawful provisions for the conduct and regulation of business and affairs of this corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of this corporation, or of its directors or stockholders, or of any class of stockholders:

      1. Meetings of the stockholders of this corporation may be held at any place within the United States.

      2. The Directors may make, amend or repeal the by-laws, in whole or in part, except with respect to any provision thereof which by law, these Articles of Organization or the by-laws requires action by the stockholders.

      3. The Board of Directors shall be divided into three classes: Class 1, Class 2, and Class 3, which shall be as nearly equal in number as possible. Each Director shall serve for a term ending on the date of the third Annual Meeting of Stockholders following the Annual Meeting at which such Director was elected; provided, however, that each initial Director in Class 1 shall hold office until the Annual Meeting of Stockholders in 1999; each initial Director in Class 2 shall hold office until the Annual Meeting of Stockholders in 2000; and each initial Director in Class 3 shall hold office until the Annual Meeting of Stockholders in 2001.

      4. Any vacancy in the Board of Directors including a vacancy resulting from the enlargement of the Board, unless and until filled by the stockholders, may be filled by a majority of the Directors present at any meeting of the Directors at which a quorum is present.

      5. (a) Neither this corporation nor any of its subsidiaries shall be a party to any of the transactions specified in this Section 5(a) (a "Subject Transaction") or enter into any agreement providing for any Subject Transaction unless one or more of the conditions specified in Section 5(b) below shall have been satisfied:

            (i) any merger or consolidation (whether in a single transaction or a series of related transactions) other than a merger or consolidation of this corporation and any of its subsidiaries or a merger or consolidation of any subsidiaries of this corporation;

                                    -6b-

            (ii) any sale, lease, exchange, transfer or distribution of all or substantially all or a substantial portion of the property or assets of this corporation or any of its subsidiaries, including its goodwill;

            (iii) the issuance of any securities, or of any rights, warrants, or options to acquire any securities of this corporation or any of its subsidiaries, to any stockholder other than by stock dividend declared and paid to all stockholders of this corporation or pursuant to an employee stock ownership plan or an employee stock option plan established by this corporation;

            (iv) any reclassification of the stock of this corporation or any of its subsidiaries or any recapitalization or other transaction (other than a redemption of stock) which has the effect, directly or indirectly, of increasing the proportionate share of stock of this corporation or any of its subsidiaries held by any person;

            (v) the dissolution of this corporation or any subsidiary thereof or any partial or complete liquidation of this corporation or any subsidiary thereof.

      (b) This corporation or any of its subsidiaries may enter into any Subject Transaction if one or more of the following conditions shall have been satisfied and any additional approval or consent required by law shall have been obtained:

            (i) the Subject Transaction shall have been approved by the holders of at least eighty percent (80%) of the shares of each class of the stock of this corporation outstanding and entitled to vote on the matter, and by at least a majority of the shares of each class of the stock of this corporation outstanding and entitled to vote on the matter which are not owned, directly or indirectly, by the entity (a) other than this corporation, which is a party to the proposed merger or consolidation, (b) to which the assets of this corporation are proposed to be sold, leased, exchanged, transferred or distributed, or to which securities of this corporation or any of its subsidiaries are proposed to be issued or whose ownership share of this corporation or any of its subsidiaries is proposed to be increased, (c) or to which the assets of this corporation are proposed to be distributed on any dissolution or liquidation (such entity together with any subsidiary or affiliate being referred to as the "Receiving Entity");

                                    -6c-

            (ii) the Subject Transaction shall have been approved by at least eighty percent (80%) of the Directors of this corporation not affiliated with (or owners, either directly or indirectly, of shares of) the Receiving Entity (the "Unaffiliated Directors"); or

            (iii) the Subject Transaction shall have been approved by a majority of Unaffiliated Directors prior to the date on which the Receiving Entity first acquired any share of stock of this corporation.

      (c) Notwithstanding the foregoing, a Subject Transaction shall not be subject to the requirements of Section 5(b) if:

            (i) the Subject Transaction is approved by the holders of at least a majority of the shares of each class of the stock of this corporation outstanding and entitled to vote on the matter, and by the holders of at least a majority of the shares of each class of the stock of this corporation outstanding and entitled to vote on the matter not owned, directly or indirectly, by the Receiving Entity; and

            (ii) the aggregate of the cash and fair market value of all consideration to be paid per share to the holders of the Common Stock of this corporation in connection with the Subject Transaction (when adjusted for stock splits, stock dividends, reclassification of shares or otherwise) shall be equal to the greater of: (a) the highest price per share paid by the Receiving Entity in acquiring any of this corporation's Common Stock; or (b) an amount which is at least four times the per share book value of this corporation's Common Stock as of the last day of the most recent fiscal quarterly period of this corporation preceding the date of the vote of stockholders approving the Subject Transaction; provided, however, that the consideration to be paid to the holders of the Common Stock of this corporation shall be in the same form as that paid by the Receiving Entity in acquiring the shares of the Common Stock held by it except to the extent that any stockholder of this corporation shall otherwise agree.

      6. In connection with the exercise of the judgment of the Directors of this corporation in determining what is in the best interest of this corporation and its stockholders when evaluating: (a) a Subject Transaction or a proposal by a Receiving Entity or any other person or persons to make a Subject Transaction; or (b) a tender or exchange offer or a proposal by a Receiving Entity or other person or persons to make a tender or exchange offer, the Directors shall, in

                                    -6d-

addition to considering the adequacy of the amount to be paid in connection with any such transaction, consider all of the following factors and any other factors which they deem relevant: (i) the social and economic effects of the transaction on this corporation and its subsidiaries, employees, depositors, loan and other customers, creditors and other elements of the communities in which this corporation and its subsidiaries operate or are located; (ii) the business and financial conditions and earnings prospects of such Receiving Entity or other person or persons, including, but not limited to, debt service and other existing or likely financial obligations of such Receiving Entity or other person or persons, and the possible effects of such conditions upon this Corporation and its subsidiaries and the other elements of the communities in which this corporation and its subsidiaries operate or are located; and (iii) the competence, experience, and integrity of such Receiving Entity or other person or persons and its or their management.

      7. Sections 3, 4, 5 and 6 of this Article 6 and this Section 7 may not be amended or repealed except by the affirmative vote of at least eighty percent (80%) of the shares of each class of the stock of this corporation outstanding and entitled to vote.

      8. Notwithstanding any provision of law imposing such liability, no Director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty by such Director as a Director; provided, however, that this Section 8 shall not eliminate or limit the liability of a Director (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under sections sixty-one or sixty-two of chapter 156B of the Massachusetts General Laws, or (iv) for any transaction from which the Director derived an improper personal benefit.
No amendment to or repeal of this Section 8 shall apply to or have any effect on the liability or alleged liability of any Director of the corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

                                    -8a-

Article 8.

NAME                            RESIDENTIAL ADDRESS           POST OFFICE ADDRESS
----                            -------------------           -------------------

Leonard M. DeLoia               81 Highland Street            300 East Main Street
                                Milford, MA  01757            Milford, MA  01757

Michael A. Diorio               11 Calvin Drive               300 East Main Street
                                Milford, MA  01757            Milford, MA  01757

William B. Gannett              144 Freedom Street            300 East Main Street
                                Hopedale, MA  01747           Milford, MA  01757

Dorothy R. Horne                26 Kay Street                 300 East Main Street
                                Westborough, MA  01581-1122   Milford, MA  01757

Gilbert Kahn, Jr.               38 Wood Road                  300 East Main Street
                                Morristown, NJ  07960         Milford, MA  01757

Roger R. Lavallee               P.O. Box 58                   300 East Main Street
                                Mendon, MA  01756             Milford, MA  01757

                                573 West Hartford Avenue
                                Uxbridge, MA  01569

Robert J. Lewis                 20 Talbott Farm Drive         300 East Main Street
                                Mendon, MA  01756             Milford, MA  01757

George R. Marino                104 Highland Street           300 East Main Street
                                Milford, MA  01757            Milford, MA  01757

Henry C. Papuga                 16 West Pine Street           300 East Main Street
                                Milford, MA  01757            Milford, MA  01757

Thomas C. Sawyer, Sr.           3 Mary Drive                  300 East Main Street
                                Mendon, MA  01756             Milford, MA  01757

Linda L. Varney                 57 Bates Street               300 East Main Street
                                Mendon, MA  01756             Milford, MA  01757

William J. Vitalini             11 Crestview Drive            300 East Main Street
                                Mendon, MA  01756             Milford, MA  01757